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Barr Pharmaceuticals, Inc.

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On July 18, 2008, Barr Pharmaceuticals, Inc. (the “Company”) distributed the following presentation to employees.

Teva and Barr A strategic combination July 18, 2008

Forward-Looking Statements This communication contains "forward-looking statements" which represent the current expectations and beliefs of management of Barr Pharmaceuticals, Inc. (the "Company") concerning the proposed merger of the Company with Boron Acquisition Corp., a wholly-owned subsidiary of Teva Pharmaceutical Industries Ltd. (the "merger") and other future events and their potential effects on the Company. The statements, analyses, and other information contained herein relating to the proposed merger, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment in the markets where we operate; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies (such as PLIVA d.d.) and products we acquire; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; our expansion into international markets through our PLIVA acquisition, and the resulting currency, governmental, regulatory and other risks involved with international operations; our ability to service our significantly increased debt obligations as a result of the PLIVA acquisition; changes in generally accepted accounting principles; the reactions of the Company's customers and suppliers to the merger; and diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements are included in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), specifically as described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Important Legal Information In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. Before making any voting decision, the Company's stockholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Barr Pharmaceuticals, Inc., 225 Summit Avenue, Montvale, NJ, 07645 - Attention: Investor Relations. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company's proxy statement for the Company's 2008 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Forward Looking Statement

Highlights of the transaction Deal terms and process Overview of Teva What does it mean for Barr employees What We Will Cover

Total Consideration of $7.46 billion + assumption of approx. $1.5 billion net debt Combination of cash and stock Equivalent to $66.50 per share Approved by the Board of Directors of both companies Supported by Barr's senior management team Transaction anticipated to close by end of 2008 Teva Offer to Acquire Barr

Our vision and success in building a highly successful specialty pharmaceutical company Why Did Teva Choose Barr? Our success in integrating the historic strengths of PLIVA into Barr Our successful management of operations in more than 30 countries Our 8,900 people of Barr who have created a successful, competitive company Our manufacturing and marketing capabilities Our current portfolio of products Our pipeline of products pending approval and in development Our significant portfolio of Paragraph IV filings

A Proud and Defining Moment in Our 38 Year History Launch of generic version of Coumadin We were a pioneer in the U.S. generics industry Acquisition of Duramed Acquisition of Paragard and approval of Dual label Plan-B Historic launch of tamoxifen citrate Acquisition of PLIVA Demonstrated the value of our barrier-to-entry strategy Solidified our position as a leader in female healthcare with estrogen replacement products Expanded our expertise in marketing unique products and became a leader in contraceptive care Demonstrated the significant benefit for consumers of generic patent challenge Expanded our global reach to more than 30 countries and established our leadership role in biologics

Teva's Offer Positions Us for Even Greater Growth Financial Strong business fundamentals in complementary geographies Exciting Global Growth Prospects both Product and Markets Generics Brands Biologics Minimal Overlap in Value and Volume Intangible World class capabilities to deliver affordable medicine globally Like-minded Management Legislative Prowess Scale Opportunities Retain & Recruit Talent Product Development Legal Expertise

Strategic Fit Between Barr and Teva Biologics Management Generics IP Legislative PIV Portfolio Teva brings: Broad Line Manufacturing Significant Global Scale Neuroscience, Specialty Pharma Tax Efficiency Barr brings: Niche Products Specialty Manufacturing Eastern & Central Europe Women's Healthcare Together

Teva's growth strategy for 2008 - 2012 Double the business Reach revenues of $20 billion Exceed net income margins of 20% A Strategy Driven by Growth Opportunities for Barr Even more success for our people and shareholders Combine Barr's unique capabilities and strengths with Teva's complementary strengths, products and market positions in a manner that would not have been otherwise possible

Teva Strategy Increase market share in key markets Extend leadership in U.S. Establish leadership in key EU and International markets Double our product portfolio Double R&D capabilities Focus on first-to-market / Paragraph IVs Double production capacity Biotechnology: Next growth wave in generics Invest in the next wave of technology and Generics Create affordable Biogenerics: lower cost, greater value Redefine customer service Develop big-to-big offerings Create new go-to-market initiatives Innovative business Focus on niche specialty areas Leverage unique sourcing, development and go-to- market approaches

Key Strengths Growth Company Commitment to Global Generics Leadership Balanced Business Model Attractive Financial Returns Culture and Brand Largest global generic pharmaceutical company Vertically-integrated global pharmaceutical company founded in 1901 Presence in 60 countries; approximately 28,000 employees Finished Dosage Generic Pharmaceuticals Active Pharmaceutical Ingredients (API) Specialty branded pharmaceuticals Ranked among top 20 in revenues among all pharmaceutical companies Strong well-known global brand Strategic and focused Driven to be market leader

We Are Better Together Barr Teva Revenues $2.5 Billion $9.4 Billion R&D Budget $248 Million $581 Million U.S. Generic Portfolio 120 330 U.S. Proprietary Portfolio 27 3 Global Product Registrations (Pending) 700 3,000 Biopharmaceuticals Marketed 0 4 API Yes Yes Key Markets U.S., Germany, Croatia, Poland, Russia North America, Europe, Latin America, Israel, CEE Therapeutic Categories Female Healthcare, Oncology, Cardiovascular, Anti-Infectives, Psycho-therapeutics Multiple Sclerosis, Parkinson, Respiratory Principal Facilities U.S., Croatia, Czech Republic, Poland Israel, North America, Europe and Latin America Number of Employees 8,900 28,000

Deal Terms and Process

Financial Terms of Transaction 100% of Barr shares for total cash and stock consideration of $7.46 billion Plus, assumption of net debt of $1.5 billion Each Barr share converted to $39.90 in cash and 0.6272 Teva ADRs Per share consideration equivalent to $66.50

Shares Vs. Stock Options/SARs Shares (e.g., through ESPP) Each Barr share converted to $39.90 in cash and 0.6272 Teva ADRs Options (e.g., the 200 Holiday grant) Each option converted to cash (no Teva ADRs)

Example - Barr Stock Options/SARs Stock Options cashed out at $66.50 less Strike Price Let's say: You own 1,000 Barr Stock Options The Strike Price of those options is $45 For each option, you will get $66.50 minus $45.00 = $21.50 (your gain) Therefore, for 1,000 options, you will get $21.50 X 1,000 = $21,500 Taxed as ordinary income not Capital Gains Details on exercise process to follow

Process to Close Successful Close will Require Various Approvals Hart-Scott-Rodino in the United States Governments/Regulators in select other countries Barr Shareholders: November/December 2008: Proxy Shareholder vote From now through close both companies will operate separately Close expected by end of 2008

Overview of Teva

Key Facts Direct presence in more than 60 countries Product distribution in 80+ countries 44 pharmaceutical manufacturing sites producing 50 billion doses 15 R&D centers 18 API manufacturing sites During 2007: 58% of sales in North America 25% in Western Europe (including Hungary) 17% in other regions (primarily Latin America, including Mexico, Israel and Central and Eastern Europe)

Teva Operations Missouri Netherlands Hungary Italy India Israel Mexico Switzerland NJ Puerto Rico Czech Republic China Peru Chile Argentina Venezuela Toronto CA PA UK Brazil

Core Strengths in Generics Broad product portfolio Largest first-to-file / Paragraph IV pipeline Technology: oral and semi solids, injectables, modified release, inhalants APIs/Vertical integration - approximately 250 compounds Intellectual property - over 1,000 patents Global supply chain

Market Position in Europe Retail market position - selected markets UK Italy Netherlands Germany France Spain* Hungary Czech Poland Scandinavia* Belgium Market leader Not in top 10 In top 3 In top 10 Legend

Strong Brand Business Copaxone(r): Largest product and its first major innovative drug, is a leading multiple sclerosis ("MS") therapy Azilect(r): Second significant innovative drug, indicated for the treatment of Parkinson's disease 5 projects in Phase III Clinical Studies Products in various development stages in the areas of psoriasis, asthma, amyotrophic lateral sclerosis, Crohn's disease, lupus/lupus nephritis and oncology

Strong Commitment to Biologics G-CSF, interferon alpha 2b, and hGH (human growth hormone) sold in limited number of markets Manufacturing facilities located in Mexico, Hungary and China Bulk substance manufacturing facilities located in Lithuania and China CoGenesys' biotechnology research team, technologies and innovative pipeline (acquired February 2008)

Key Question: What does this mean for Barr employees?

For All Barr Employees Business as usual throughout organization Continue to operate as separate companies until transaction closes Commitment to communicate throughout transaction process

"Change of Control" Acquisition would represent a "change of control" (i.e., ownership) Employee stock options and/or SARs Those granted prior to close will vest once Barr shareholders approve deal Barr 401 (k) and non-qualified plan company Matching contributions vest at closing ESPP Will continue through end of 2008 or closing, if earlier More details on the impact of the change of control will be forthcoming

Our Expectations Teva considers Barr employees a key asset of transaction Combination would create an even stronger global organization Barr's management team committed to working with Teva To ensure the new organization benefits from the expertise of Barr's global employee team To achieve a successful integration

Our Expectations We expect that Teva will seek to identify and cultivate talent from both organizations to Help achieve integration objectives Longer-term goals Teva will need to complete a detailed and objective review of the two businesses to determine Optimal organization structure Requirements for our combined operations

Throughout the process, we are committed to being a responsible employer If Barr employees lose their jobs as a result of the transaction, they will be eligible for a generous severance Barr US employees covered under collective bargaining unit: severance in accordance with collective agreement provisions PLIVA US employees: have separate severance agreement Career Transition Assistance as appropriate Barr's Commitment

Other Questions We have just announced the deal and have to work through many transition issues Too early to answer questions regarding: Synergy targets Management team Facilities/operations Benefits

Commitment to Communications Communication program Conduct employee meetings on-site with key Barr executives Our promise - keep employees informed throughout the entire process Utilize facility meetings, HR Updates, Company-wide memos, department meetings, other appropriate communication tools Refer All Questions from Media and/or Shareholders to Carol Cox, SVP of Global Investor Relations & Corporate Communications

Summary of Benefits Combined Company will have: Annual revenues of approximately $11.9 billion 15.9% market share for all U.S. pharma companies 23.9% market share for all U.S. generic companies Operations in over 60 countries Leadership in the generic industry in number and success rate of patent challenges 450+ marketed generic products in the U.S. 230+ generic applications pending approval at FDA 3,700 product registrations pending in markets in Europe and around the world 30 brand products R&D funding in excess of $820 million

Questions and Answers July 18, 2008